UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010

BLACKBAUD, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina	29492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) On January 28, 2010, Blackbaud, Inc. entered into an Amended and Restated Employment and Noncompetition Agreement with Marc Chardon. The Agreement supersedes Mr. Chardon’s current employment and noncompetition agreement that was effective as of November 28, 2005 and would have terminated on November 28, 2010.

Pursuant to the Agreement, Mr. Chardon will serve as the Company’s President and Chief Executive Officer until December 31, 2012, subject to early termination. After December 31, 2012, Mr. Chardon’s employment with the Company will automatically renew for successive one-year terms, unless either party gives the other at least 90 days advance written notice of non-renewal. The Agreement sets out the following additional terms:

•	Mr. Chardon’s base salary is $564,000 per year, subject to annual increases;

•	Beginning January 1, 2010, Mr. Chardon is eligible to receive an annual cash bonus targeted at 100% of his then-current base salary, subject to the satisfaction of criteria set forth in the Agreement;

•

Mr. Chardon will be granted stock appreciation rights with respect to 100,000 shares of the Company’s common stock on each of February 10, May 10 and August 10, 2010 that will vest on November 10, 2010, November 10, 2011 and November 12, 2012, respectively;

•

Mr. Chardon is eligible for an annual equity bonus payable in restricted stock (valued at $562,500) and stock appreciation rights (with a target value of $500,000), subject to vesting and other provisions set forth in the Agreement;

•

Mr. Chardon is eligible for the following additional compensation and benefits in accordance with what the Company provides to other senior executives (a) participation in all employee benefit plans and fringe benefits, (b) reasonable periods of paid vacation, personal and sick leave, (c) reimbursement for all out-of-pocket expenses reasonably incurred in the performance of his duties, and (d) health, life and short and long-term disability insurance;

•	While employed by the Company, Mr. Chardon may serve on the board of directors of no more than three entities that are not affiliated with the Company; and

•	Mr. Chardon agreed to non-compete and non-solicitation covenants during the course of and for one year following termination of his employment.

Pursuant to the Agreement, if Mr. Chardon’s employment with the Company is terminated with cause (as defined in the Agreement), the Company is obligated to pay him accrued but unpaid base salary and vacation time through the termination date, awarded but unpaid cash bonus through the termination date and unreimbursed expenses through the termination date (collectively, the “Accrued Compensation”), and all of Mr. Chardon’s outstanding equity awards except for vested shares of restricted stock will be forfeited to the Company or terminate on the termination date, as applicable.

If the Company terminates Mr. Chardon without cause or Mr. Chardon resigns for good reason (as defined in the Agreement), the Company is obligated to pay Mr. Chardon his Accrued Compensation, base salary for a period of 24 months and a pro rata share of his cash bonus accrued through the termination date. In addition, Mr. Chardon’s health benefits will continue for 18 months after the termination date, and vesting of all of his then-unvested equity awards will be accelerated by 12 months. Finally, Mr. Chardon will have two years from the termination date to exercise any of his vested stock appreciation rights granted pursuant to the Agreement, after which time they will terminate. Mr. Chardon may exercise all of his other vested equity awards for either 180 days from the termination date (in the case of stock options) or 90 days from the termination date (in the case of stock appreciation rights not granted pursuant to the Agreement), after which time they will terminate.

If Mr. Chardon resigns without good reason or fails to renew the Agreement, the Company is obligated to pay Mr. Chardon only his Accrued Compensation, all of Mr. Chardon’s then-unvested equity awards will be forfeited to the Company or terminate, as applicable, and he will have 180 days from the termination date to exercise any of his vested stock options and stock appreciation rights, after which time they will terminate. Except as noted below, if the Company fails to renew the Agreement, Mr. Chardon will receive his Accrued Compensation and a one-time, lump-sum payment equal to 12 months of his then-current base salary, all of Mr. Chardon’s then unvested equity awards will be forfeited to the Company or terminate, as applicable, and Mr. Chardon will have 24 months to exercise any of his vested stock options and stock appreciation rights, after which time they will terminate.

If, within 12 months after a change in control of the Company, Mr. Chardon is terminated by the Company without cause or resigns with good reason, the Company is obligated to pay Mr. Chardon the same amounts as if he were terminated without cause, except that he would get 100% vesting of all equity awards, which would remain exercisable for the balance of their original terms. If the Company fails to renew the Agreement either during discussions that ultimately lead to a change in control of the Company or within 12 months after a change in control of the Company, the Company has these same payment obligations.

If Mr. Chardon dies or becomes disabled (as defined in the Agreement), the Company is obligated to pay Mr. Chardon his Accrued Compensation and a pro rata share of his cash bonus accrued through the termination date. In addition, all of Mr. Chardon’s then-unvested equity awards will be forfeited to the Company or terminate, as applicable, and he will have 12 months from the termination date to exercise any of his vested stock options and stock appreciation rights, after which time they will terminate.

The Agreement provides that no compensation or benefit that qualifies as a nonqualified deferred compensation plan under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), will be paid or provided to Mr. Chardon before the earlier of his death or the day that is six months plus one day after the termination date. The Company will make gross-up payments to Mr. Chardon if he is subject to tax under Section 409A of the Code.

The foregoing description of the Agreement is qualified in its entirety by reference to the full and complete terms contained in the Agreement, which is filed as Exhibit 10.43 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.43	Amended and Restated Employment and Noncompetition Agreement dated January 28, 2010 between Blackbaud, Inc. and Marc Chardon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: February 1, 2010	/S/ TIMOTHY V. WILLIAMS
Timothy V. Williams,
Senior Vice President and Chief Financial Officer